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                               NAVIDEC, INC.
                 14 INVERNESS DRIVE, BUILDING F, SUITE 166
                         ENGLEWOOD, COLORADO 80112


                          UNDERWRITING AGREEMENT

                                             _______________, 1997

Joseph Charles & Associates, Inc.
As Representative of the Several Underwriters
9701 Wilshire Boulevard, Ninth Floor
Beverly Hills, CA 90212

Ladies and Gentlemen:


     NAVIDEC, INC., a Colorado corporation (the "Company"), and certain security holders of the Company listed on Schedule A hereto (such security holders being referred to in this Agreement as the "Selling Stockholders"), propose to issue and sell pursuant to this Underwriting Agreement (the "Agreement"), an aggregate of 1,000,000 shares of Common Stock, $.001 par value per share (the "Shares"), and 1,000,000 Warrants, each of which may be exercised to purchase one share of Common Stock (the "Warrants") commencing on the effective date of the Registration Statement (the "Effective Date"). The Shares consist of 755,000 shares to be sold by the Company (the "Company Shares") and 245,000 shares to be sold by the Selling Stockholders (the "Stockholder Shares"). All of the Warrants are to be sold by the Company. In addition, the Company proposes to grant the option referred to in Section 2(b) to purchase all or any part of an aggregate of 150,000 additional Shares and 150,000 additional Warrants. You are acting as Representative (the "Representative") of the Underwriters listed on Schedule I hereto (the "Underwriters").


     The aggregate of 1,000,000 Shares and 1,000,000 Warrants, together with all or any part of the 150,000 Shares and 150,000 Warrants which the Underwriters have the option to purchase, are herein called the "Securities." The Common Stock of the Company to be outstanding after giving effect to the sale of the Shares (including the 150,000 Shares that the Underwriters have the option to purchase) is herein called the "Common Stock."

     The Underwriters have advised the Company that they desire to purchase the Securities. The Company and the Selling Stockholders confirm the agreements made by them, respectively, with respect to the purchase of the Shares by the Underwriters, as follows:

1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     A. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) A registration statement (File No. 333-14497) on Form SB-2 relating to the public offering of the Securities, including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the

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requirements of the Securities Act of 1933, as amended (the "Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been with the Commission under the Act. "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 of the Rules and Regulations. The registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are respectively referred to as the "Registration Statement" and the "Prospectus", except that (i) if the prospectus first filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations or otherwise utilized and not required to be so filed shall differ from said prospectus as then amended, the term "Prospectus" shall mean the prospectus first filed pursuant to Rule 424(b) or Rule 430A or so utilized from and after the date on which it shall have been filed or utilized, and (ii) if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as defined in Section 2(b)), the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include the prospectus as so amended or supplemented, or both, as the case may be.

          (b) At the time the Registration Statement becomes effective and at all times subsequent thereto up to the Option Closing Date (hereinafter defined), (i) the Registration Statement and Prospectus will in all material respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of you or any Selling Stockholder specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth under the heading "Underwriting" and the identity of counsel to the Underwriter under the heading "Legal Matters" constitute the only information furnished in writing by the Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be.

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify is not reasonably likely to materially adversely affect the Company's business, properties or financial condition.

          (d) The authorized capital stock of the Company as of the Effective Date was as set forth under "Capitalization" in the Prospectus. The shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. The


                                     2

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Securities and Representative's Warrants conform in all material respects to all statements relating thereto contained in the Registration Statement and Prospectus.

          (e) The Securities are duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights of any security holder of the Company. The certificates evidencing the Securities are and will be in valid and proper legal form. The Representative's Warrants (as defined in Section 12) will be exercisable for Securities in accordance with the terms of the Representative's Warrants and at the prices therein provided for. The shares of Common Stock and Warrants have been duly authorized and reserved for issuance upon such exercise, and such Securities, when issued upon such exercise in accordance with the terms of the Representative's Warrants and when the price is paid, shall be fully paid and non-assessable. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company, except as described in the Registration Statement.

          (f) This Agreement and the Representative's Warrants have been duly and validly authorized, executed and delivered by the Company, and assuming due execution by the other party or parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles. The Company has full power and lawful authority to authorize, issue and sell the Shares to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Securities or the Representative's Warrants, except such as may be required under the Act or state securities laws.

          (g) Except as described in the Prospectus, the Company is not in material violation, breach or default of or under, and consummation by the Company of the transactions herein contemplated and the fulfillment by the Company of the terms of this Agreement and the Representative's Warrants will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company are subject, which would have a material adverse effect on the business, properties or financial condition of the Company, nor will such action result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company, as amended, or any statute or any order, rule or regulation applicable to the Company of any court or of any regulatory authority or other governmental body having jurisdiction over the Company, which would have a material adverse effect on the business, properties or financial condition of the Company.

          (h) The Company owns no real property and, subject to the qualifications stated in the Prospectus, the Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such


                                      3


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as are not materially significant or important in relation to its business;
all of the leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company is not in default in any respect with respect to any of the terms or provisions of any of such leases or subleases which would have a material adverse effect on the business, properties or financial condition of the Company, and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus, which would have a material adverse effect on the business properties or financial condition of the Company; and the Company owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

               (i) Hein + Associates, who have given their report on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are with respect to the Company independent public accountants as required by the Act and the Rules and Regulations.

               (j) The financial statements and schedules, together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in financial position of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved.

          (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company or any issuance of options, warrants or other rights to purchase the capital stock of the Company or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or other), net worth, results of operations, business, key personnel or properties of it which would be material to the business or financial condition of the Company, and the Company has not become party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

          (l) Except as set forth in the Prospectus, there is not now pending nor, to the knowledge of the Company, threatened, any action, suit or proceeding (including those related to environmental matters or discrimination on the basis of age, sex, religion or race) to which the Company is a party before or by any court or governmental agency or body, which, if adversely determined, would result in any material adverse change in the condition (financial or other), business


                                        4
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prospects, net worth or properties of the Company; and, except as set forth in the Prospectus, no labor disputes involving the employees of the Company exist which, if adversely determined, would result in any material adverse change in the condition (financial or otherwise), business prospects, net worth or property of the Company.

          (m) Except as disclosed in the Prospectus, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company which has not been adequately reserved for on the Company's balance sheet.

          (n) The Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, mark registrations, copyrights and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company is in violation of, or causes the Company to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or locality, the violation of which would have a material adverse effect upon the condition (financial or otherwise), business prospects, net worth or properties of the Company.

          (o) The Company has not, directly or indirectly, at any time (i) made any contributions to any candidate for foreign political office, or if made, failed to disclose fully any such contribution made in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

          (p) On the Closing Dates (as defined in Section 2(c)), all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Securities to the Underwriters hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

          (q) All contracts and other documents of the Company which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

          (r) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities or to facilitate the sale or resale of the Securities.

          (s) Except as disclosed in the Registration Statement, the Company has no subsidiaries.


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

          (t) Except for this Agreement and other agreements with you, and except as disclosed in the Registration Statement, the Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

     B. Each Selling Stockholder severally represents and warrants to, and agrees with, each Underwriter that:

          (a) When the Registration Statement shall become effective, and at all times subsequent thereto up to the First Closing Date (defined below) and, if any Optional Shares are purchased, up to the Option Closing Date (defined below) (i) such parts of the Registration Statement and any amendments and supplements thereto as specifically refer to such Selling Stockholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) such parts of the Prospectus as specifically refer to such Selling Stockholder will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and American Securities Transfer, Inc., as custodians (the "Custodians"), relating to the deposit of the Stockholder Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and the Registration Statement (the "Power of Attorney") will not contravene any provision, or the certificate or articles of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of or qualification with any governmental body or agency, financial institution, or other person or entity is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except as required by the Securities Act or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (c) This Agreement, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by, and are binding and valid agreements of, such Selling Stockholder.

          (d) Such Selling Stockholder on the First Closing Date will have good and marketable title to the Stockholder Shares to be sold by such Selling Stockholder, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder. Upon the delivery of and payment for the Stockholder Shares hereunder, good and marketable title to the Stockholder Shares to be sold by such Selling Stockholder

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will pass to the several Underwriters, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (e) Certificates for all of the Stockholder Shares to be sold by such Selling Stockholder pursuant to this Agreement in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank (with signatures guaranteed), have been placed in custody with the Custodians for the purpose of effecting delivery pursuant to this Agreement.

          (f) Such Selling Stockholder shall not sell, transfer or otherwise dispose of, or offer or contract to sell transfer or otherwise dispose of, directly or indirectly (except for transfers during such Selling Stockholder's lifetime or on death by will or intestacy to his or her immediate family or a family trust; provided that such transferee shall agree in writing to the restrictions on transfer set forth therein), any Common Stock, any securities convertible into or exchangeable for Common Stock or any rights to purchase or acquire Common Stock for a period of ten months after the date of the public offering of the Shares contemplated hereby, without your prior written consent, except for the Stockholder Shares offered hereunder.

          (g) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company and such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus filed with the Commission or the Prospectus Or other material permitted by the Securities Act.

2.   PURCHASE, DELIVERY AND SALE OF THE SHARES.

          (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, (i) the Company agrees to issue and sell to the Underwriters and the Underwriters agree to buy from the Company at $_____________ per Share and $_________ per Warrant at the place and time hereinafter specified, the number of Shares and Warrants set forth opposite each Underwriter's name in Schedule I hereto (the "Company Firm Securities") (ii) each Selling Stockholder agrees, severally but not jointly, to sell to the Underwriters and the Underwriters agree to buy the number of Shares indicated by such Selling Stockholder's name on Schedule II to this Agreement (the "Selling Stockholders Firm Shares"). Together, the Company Firm Securities and the Selling Stockholder's Firm Shares are the "Firm Securities." Each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a combined purchase price of $____________ per Share and Warrant, the number of Firm Securities set forth opposite such Underwriter's name on Schedules I and II hereto.

          Delivery of the Firm Securities against payment therefor shall take place at the offices of Joseph Charles & Associates, Inc., 9701 Wilshire Boulevard, Ninth Floor, Beverly Hills, California 90212 (or at such other place as may be designated by agreement between the Representative and the Company) at 10:00 a.m. New York time on ______,1997, or at such other time and date, not later than seven calendar days thereafter, as you may designate, such time and date of payment and delivery for the Firm Securities being herein called the "First Closing Date." Time shall be of the essence and

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delivery at the time and place specified in this subsection (a) is a further condition to the Underwriters' obligations hereunder.

          (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants the Underwriters an option to purchase all or any part of an aggregate of 150,000 additional Shares and 150,000 additional Warrants at $___________ per Share and $_____ per Warrant (such additional Shares and Warrants being referred to herein as the "Option Securities"). This option may be exercised on one occasion within 60 days after the Effective Date upon notice by the Representative to the Company advising it as to the amount of Option Securities as to which the option is being exercised, the names and denominations in which the certificates for such Option Securities are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by the Representative but shall not be earlier than four and not later than seven calendar days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Securities against payment therefor shall take place at the offices of Joseph Charles & Associates, Inc., 9701 Wilshire Boulevard, Ninth Floor, Beverly Hills, California 90212. Time shall be of the essence and delivery at the time and place specified in this subsection (b) is a further condition to the Underwriters' obligations hereunder.

          The Option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriters of Firm Securities referred to in subsection (a) above.

          (c) The Company will make the certificates for the Securities to be purchased by the Underwriters hereunder available to the Representative for checking at least two full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates" and individually as a "Closing Date"), as the case may be. The certificates shall be in such names and denominations as the Representative may request, at least two full business days prior to the relevant Closing Dates.

          Definitive engraved certificates in negotiable form for the Securities to be purchased by the Underwriters hereunder will be delivered by the Company to the Underwriters for the Underwriters' account against payment of the purchase price by the Underwriters, at the option of the Representative, by certified or bank cashier's checks in New York Clearing House funds or by wire transfer, payable to the order of the Company and the Selling Stockholders, as the case may be.

          In addition, in the event the Underwriters exercise the option to purchase from the Company all or any portion of the Option Securities pursuant to the provisions of subsection (b) above, payment for such Option Securities shall be made to or upon the order of the Company by the Underwriters, at the option of the Representative, by certified or bank cashier's checks payable in New York Clearing House funds or by wire transfer, at the offices of Joseph Charles & Associates, Inc. at the time and date of delivery of such Option Securities as required by the provisions of subsection (b) above, against receipt of the certificates for such Option Securities by the Underwriters, registered in such names and in such denominations as the Underwriters may request.

          It is understood that you propose to offer the Securities to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

3.   COVENANTS OF THE COMPANY.

     The Company covenants and agrees with each Underwriter that:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, will so advise the Representative and will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative or counsel to the Underwriters shall have reasonably objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by you of the distribution of the Securities contemplated hereby (but in no event more than nine months after the Effective Date) and (B) 25 days after the Effective Date, the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in the Representative's reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities.

          Promptly after the Representative or the Company is advised thereof, the Representative will advise the Company or the Company will advise the Representative, as the case may be, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop orders or other order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering in any jurisdiction, or the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting thereof.

          The Company has caused to be delivered to the Underwriters copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and selected dealers to use the Prospectus in connection with the sale of the Securities for such period not to exceed nine months from the Effective Date as in the reasonable opinion of counsel for the Underwriters the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer, of any event of which the Company has knowledge and which materially affects the Company or the Securities, or which in the opinion of counsel for the Company or counsel for the Underwriters should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Securities, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or with the Rules and Regulations, the Company will notify the Representative promptly and forthwith prepare and furnish to the Underwriters copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as the Underwriters may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters, except that in case the Underwriters are required, in connection with the sale of the Shares, to deliver a Prospectus nine months or more after the Effective Date, the Company will upon request of and at the Underwriters' expense, amend or supplement the Registration Statement and Prospectus and furnish you with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

          (b) The Company will comply with the Act, the Rules and Regulations and the Shares Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder in connection with the offering and issuance of the Securities.

          The Company will use its best efforts to qualify or register the Securities for sale under the securities or "blue sky" laws of such jurisdictions as the Representative may have designated in writing prior to the execution hereof and will make such applications and furnish such information to counsel for the Underwriters as may be required for that purpose and to comply with such laws, provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service process in any jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as you may reasonably request. Legal fees for such qualifications shall be itemized based on the time expended and costs incurred, shall not in any event exceed $30,000.00, exclusive of filing fees (unless otherwise agreed).

          (c) The Company will instruct its transfer agent to provide the Representative with copies of the Depository Trust Company stock transfer sheets on a weekly basis for a period of six months from the First Closing Date and on a monthly basis thereafter for six additional months.

          (d) The Company will use its best efforts to cause a Registration Statement under the Exchange Act to be declared effective on the Effective Date.

          (e)  For so long as the Company is a reporting company under either
Section 12(g), 13 or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail and at its expense, will furnish to the Representative during the period ending five years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any subsidiaries as at the end of such fiscal year, together with statements of income, stockholders, equity and cash flows of the Company and any subsidiaries as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; and (iv) such other information of a public nature as you may from time to time reasonably request.

          (f) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in sub-section (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

          (g) The Company will deliver to the Representative at or before the First Closing Date one signed copy of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company will deliver to or upon the Representative's order, from time to time until the Effective Date as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriters may reasonably request. The Company will deliver to the Representative on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

          (h) The Company will make generally available to its security holders and deliver to the Representative as soon as it is practicable to do so, but in no event later than 90 days after the end of 12 months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the Effective Date which shall satisfy the requirements of Section 11(a) of the Act.

          (i) The Company will apply the net proceeds from the sale of the Securities substantially for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required pursuant to Rule 463 of the Rules and Regulations.

          (j) The Company will, promptly upon the Representative's request, prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus and take any other action, which in the opinion of Berliner Zisser Walter & Gallegos, P.C., counsel to the Underwriters, may be reasonably necessary or advisable in connection with the distribution of the Securities and will use its best efforts to cause the same to become effective as promptly as possible.

          (k) Prior to the Effective Date, the Company will use its best efforts to cause the cause the Selling Stockholders and all other Stockholders of the Company to enter into a written agreement with the Representative, which among other things shall provide that for a period of 10 and 12 months following the closing date of the offering, respectively, such stockholders will not sell, assign, hypothecate or pledge any of the securities of the Company owned by them on the Effective Date, or subsequently acquired by the exercise of any options or warrants or conversion of any convertible security of the Company held by them on the Effective Date directly or indirectly, except with the Representative's prior written consent (except for transfers during such stockholder's lifetime or on death by will or intestacy to his or her immediate family or a family trust; provided that such transferee shall agree in writing to the restrictions on transfer set forth therein). Such stockholders will permit all certificates evidencing those shares to be stamped with an appropriate restrictive legend, and will cause the transfer agent for the Company to note such restrictions on transfer books and records of the Company.

          (l) The Company shall, as soon as practicable after the initial filing of the Registration Statement, make all filings required to obtain approval for the quotation of the Securities on the Nasdaq SmallCap market ("NASDAQ") and will use its best efforts to effect and maintain the aforesaid approval for at least five (5) years from the date of this Agreement. Within ten (10) days after the Effective Date, the Company shall use its best efforts to cause the Company to be listed in the Moody's OTC Industrial Manual and cause such listing to be maintained for five years from the date of this Agreement.

          (m) The Company represents that it has not taken, and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Securities or to facilitate the sale or resale of the Securities.

          (n)  During the period of the offering, and for a period of twelve
(12) months from the Effective Date, the Company will not sell or otherwise dispose of any securities of the Company (except for shares of Common Stock issuable pursuant to acquisitions and upon exercise of options or warrants outstanding on the Effective Date ) without your prior written consent.

          (o) Prior to the Effective Date, the Company shall had retained a public relations firm reasonably acceptable to the Representative, and shall continue to retain such firm, or any alternate firm reasonably acceptable to the Representative, for a minimum period of one (1) year from the First Closing Date.

          (p) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Representative's Warrants (including securities issuable upon the exercise of the Warrants which are issuable upon the exercise of the Representative's Warrants) outstanding from time to time.

          (q) The Company shall deliver to the Representative, at the Company's expense, a total of three (3) bound volumes in form and content acceptable to you, containing the Registration Statement and all exhibits filed therewith, and all amendments thereto, and all other material correspondence, filings, certificates and other documents filed and/or delivered in connection with this offering. The Company shall use its best efforts to deliver such volumes within ninety (90) days of the First Closing Date.

          (r) The Company shall have acquired a reasonable amount of Director and Officer Liability Insurance (provided that such insurance can be obtained at a reasonable cost as determined by the Company and the Representative) from a responsible insurer, all satisfactory to the Representative, prior to the effectiveness of the Registration Statement.
The Company shall have acquired keyman life insurance on Ralph Armijo on the terms described in the Prospectus.

          (s) Joseph Charles & Associates, Inc. shall have the right for a period of four (4) years from the First Closing Date to designate one nominee for election to the Board of Directors of the Company, such nominee to be reasonably acceptable to the Company. In the event that the Company is unable to obtain the Directors and Officers insurance described in subparagraph (r) above, Joseph Charles & Associates, Inc. shall have the right for such four
(4) year period to designate a consultant to the Board of Directors of the Company, which consultant shall have the right to attend all Board and Board committee meetings and shall be compensated with respect to meetings of the Board on the same basis as outside members of the Board.

          (t) The Company agrees to deliver to the Representative a financial consulting agreement whereby the Company will retain Joseph Charles & Associates, Inc. as a financial consultant for a period of two years following the First Closing Date for a fee of $3,000 per month.

          (u) Each Selling Shareholder agrees to deliver to the Representative on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

4.   CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS

     The Underwriters' obligations to purchase and pay for the Securities which they have agreed to purchase hereunder are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to the following conditions:

          (a) The Registration Statement shall have become effective and the Representative shall have received notice thereof not later than 4:30 p.m., Los Angeles time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing; on the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to the knowledge of any Underwriter or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Berliner Zisser Walter & Gallegos, P.C., counsel to the Underwriters; and no stop order shall be in effect denying or suspending effectiveness of the Registration Statement nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under the Act.

          (b) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Cohen Brame & Smith Professional Corporation, counsel for the Company, in form and substance reasonably satisfactory to counsel for you, to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado and is duly qualified or licensed to do business as a foreign corporation in good standing in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where failure to so qualify will not have a material adverse effect in the business, properties or financial condition of the Company;

               (ii) the authorized capitalization of the Company as of the date of the Prospectus was as set forth in the Prospectus; all of the shares of the Company's outstanding stock requiring authorization for issuance by the Company's Board of Directors have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock of the Company, to such counsel's knowledge, have not been issued in violation of the preemptive rights of any stockholder and the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase any of the Shares offered hereby; except for the transfer restrictions regarding "affiliates" contained in Rule 144 promulgated under the Act and restrictions provided for in this Agreement, to the knowledge of counsel, there are no restrictions upon the voting or transfer of, any of the Shares; the Securities and the Representative's Warrants conform in all material respects to the respective descriptions thereof contained in the Prospectus; the Securities to be issued as contemplated in the Registration Statement and this Agreement have been duly authorized and, when paid, will be validly issued, fully paid and non-assessable and free of preemptive rights, if any, contained in the Company's certificate of incorporation or by-laws, or any other document, instrument or agreement known to counsel; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Warrants and the Representative's Warrants (including shares issuable upon the exercise of the Warrants which are issuable upon the exercise of the Representative's Warrants); to such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights or other rights, other than those contemplated by the Representative's Warrants or which have been waived or satisfied, for or relating to the registration of the Shares;

               (iii) this Agreement and the Representative's Warrants (sometimes hereinafter collectively referred to as the "Representative Agreements") have been duly and validly authorized, executed and delivered by the Company, and assuming due execution and delivery of the Representative Agreements by you, such agreements are, or when duly executed will be, the valid and legally binding obligations of the Company except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors, or by general equitable principles and except as rights to indemnity and contribution hereunder may be limited by applicable securities laws or public policy;

               (iv) the certificates evidencing the Stockholder Shares are, and the certificates representing the Company Shares and Warrants will be, when issued, in valid and proper legal form; the Representative's Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Representative's Warrants and at the prices therein provided for; the shares of Common Stock and Warrants of the Company issuable upon exercise of the Representative's Warrants have been duly authorized and reserved for issuance upon such exercise, and such shares and Warrants, when issued upon such exercise in accordance with the terms of the Representative's Warrants and when the price is paid shall be fully paid and non-assessable;

               (v) Such counsel knows of no pending or threatened legal or governmental proceedings to which the Company is a party which are required to be described or referred to in the Registration Statement which are not so described or referred to;

               (vi) The execution and delivery of this Agreement by the Company and the Representative's Warrants and the incurrence of the obligations of the Company herein and therein set forth and the consummation by the Company of the transactions herein or therein contemplated will not result in a violation of, or constitute a default under, the certificate or articles of incorporation or by-laws of the Company, or in a material violation of or default under any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any of the contracts, indentures, mortgages, loan agreements, leases, joint ventures or other agreements or instruments to which the Company is a party that are filed as Exhibits to the Registration Statement or otherwise known to counsel;

               (vii) The Registration Statement has become effective under the Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission and the Registration Statement and the Prospectus (except, in the case of both the Registration Statement and any Amendment thereto, and the Prospectus and any supplement thereto for the financial statements and notes and schedules thereto, and other financial information or statistical data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

               (viii) All descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents are accurate and fairly present the information required to be shown, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement, or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

               (ix) No authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company, in connection with the execution, delivery and performance of this Agreement or the Representative's Warrants by the Company or in connection with the taking of any action contemplated herein or therein, or the issuance of the Representative's Warrants or the Shares underlying the Representative's Warrants, other than registration or qualification of the Shares under applicable state or foreign securities or blue sky laws (as to which such counsel need express no opinion) and registration under the Act; and

               (x) To the extent that the statements contained in the Prospectus under the headings "Business", "Management", "Description of Capital Stock", "Shares Eligible For Future Sale" and "Legal Matters" refer to opinions of such counsel or matters of law or purport to summarize the status of litigation or purport to summarize the provisions of statutes, regulations, contracts, agreements or other documents, such statements have been reviewed by such counsel and accurately reflect the status of any such litigation, such provisions purported to be summarized and any such opinions of such counsel;

               (xi) The Company is not an investment company under the Investment Company Act of 1940; and

               (xii) Based solely on a review of the Company's transfer records, the Selling Stockholders are the holders of record of the Stockholder Shares.

          Such counsel has participated in conferences with officers and representatives of the Company and representatives of the Underwriters in connection with the preparation of the Registration Statement and the Prospectus and, although such counsel has not reviewed the accuracy or completeness of, the statements contained in the Registration Statement or Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel that caused such counsel to have reason to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein in light of the circumstances under which they were made not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes and schedules thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion);

          In rendering such opinion, such counsel may (i) rely upon certificates of any officer of the Company or public officials as to matters of fact and (ii) rely as to all matters of law other than the law of the United States or of the State of Colorado upon opinions of counsel reasonably satisfactory to you.

          (c) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus, and other related matters shall be reasonably satisfactory to or approved by Berliner Zisser Walter & Gallegos, P.C., counsel to the Underwriters, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, with respect to the validity of the issuance of the Securities, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters as the Representative may reasonably require. The Company shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinion.

          (d) You shall have received a letter on and as of the Effective Date and again on and as of the First Closing Date, in each instance describing procedures carried out to a date within five (5) days of the date of the letter, from Hein + Associates, independent public accountants for the Company, substantially in the form approved by the Representative.

          (e) At each of the Closing Dates, (i) the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date, and the Company and the Selling Stockholders shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date and the Company shall not have incurred any material liabilities nor entered into any agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law shall be pending or threatened against the Company which would be required to be disclosed in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company. In addition, the Representative shall have received, at the First Closing Date, a certificate signed by the President and the principal financial or accounting officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (e). The power of attorney for the Selling Stockholders shall have executed and delivered to you a certificate dated the First Closing Date to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct on and as of the date of this Agreement and such Closing Date and such Selling Stockholder has timely performed or complied with all covenants and conditions therein contained required to be performed or complied with on his, her or its part in all material respects at or prior to such Closing Date.

          (f) Upon exercise of the option provided for in Section 2(b) hereof, the Underwriters' obligations to purchase and pay for the Option Securities referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

               (i) The Registration Statement shall remain effective at the Option Closing Date, no stop order suspending the effectiveness thereof shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of any Underwriter or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Berliner Zisser Walter & Gallegos, P.C., counsel to the Underwriters.

               (ii) At the Option Closing Date there shall have been delivered to the Representative the signed opinion of Cohen Brame & Smith Professional Corporation, counsel for the Company, dated as of the Option Closing Date, in form and substance reasonably satisfactory to Berliner Zisser Walter & Gallegos, P.C., counsel to the Underwriters, which opinion shall be substantially the same in scope and substance as the opinion furnished to the Representative at the First Closing Date pursuant to Section 4(b) hereof, except that such opinion, where appropriate, shall cover the Option Securities rather than the Firm Securities. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined.

               (iii) At the Option Closing Date, there shall have been delivered to the Representative a certificate of the President and financial officer of the Company dated the Option Closing Date, in form and substance reasonably satisfactory to Berliner Zisser Walter & Gallegos, P.C., counsel to the Underwriters, substantially the same in scope and substance as the certificate furnished to the Representative at the First Closing Date pursuant to Section 4(e) hereof.

               (iv) Each Selling Stockholder or his designated attorney-in-fact shall have executed and delivered to the Representative a certificate dated the Option Closing Date to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct on and as of the date of this Agreement are such Closing Date and such Selling Stockholder has timely performed or complied with all covenants and conditions therein contained required to be performed or complied with on his/her or its part in all material respects at or prior to such Option Closing Date.

               (v) At the Option Closing Date, there shall have been delivered to the Representative a letter in form and substance satisfactory to you from Hein + Associates, dated the Option Closing Date and addressed to the Representative, confirming the information in their letter referred to in Section 4(d) hereof as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five (5) days prior to the Option Closing Date which would require any change in said letter if it were required to be dated the Option Closing Date.

               (vi) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Securities shall be reasonably satisfactory in form and substance to the Representative, and you and Berliner Zisser Walter & Gallegos, P.C., counsel to the Underwriters, shall have been furnished with all such documents and certificates as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained therein.

          (g) If any of the conditions herein provided for in this Section shall not have been completely fulfilled as of the date indicated, this Agreement and all obligations of the Underwriters under this Agreement may be cancelled at, or at any time prior to, each Closing Date by your notifying the Company and the Selling Stockholders of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of any Underwriter to the Company and the Selling Stockholders, except as otherwise provided herein.

5.   CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AND THE SELLING
STOCKHOLDERS.

     The obligation of the Company and the Selling Stockholders to sell and deliver the Securities is subject to the following conditions:

          (a) The Registration Statement shall have become effective not later than 4:30 p.m. Los Angeles time, on the date of this Agreement, or on such later date or time as the Representative and the Company may agree in writing.

          (b) on the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

     If the conditions to the obligations of the Company and the Selling Stockholders provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Option Securities on exercise of the option provided for in
Section 2(b) hereof shall be affected.

6.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Representative and each Underwriter and, each person, if any, who controls each Representative and each Underwriter, within the meaning of the Act, from and against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys, fees), to which you or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment thereof or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, or any supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or through the Representative or by or on behalf of any Selling Stockholder specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus or any such amendment or supplement thereto and provided further, that the indemnity agreement provided in this Section 6(a) with respect to any Preliminary

Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, charges, liabilities or litigation based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the Rules and Regulations thereunder. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth under the heading "Underwriting" and the identity of counsel to the Underwriter under the heading "Legal Matters" constitute the only information furnished in writing by the Underwriter for inclusion in the Registration Statement and Prospectus, as the case may be. This indemnity will be in addition to any liability which the Company may otherwise have.

          (b) Each Selling Stockholder will, severally but not jointly, indemnify and hold harmless each Representative, each Underwriter, and the Company, and each person, if any who controls the Representative and each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such entity or person may become subject, under the Securities Act, the Exchange Act or otherwise, (including, without limitation all costs of investigating, disputing or defending any such claim or action or any amount paid in settlement thereof) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any application or other document or communication executed by or on behalf of the Company and based upon written information furnished by or on behalf of the Selling Stockholders filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities exchange, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was based on information concerning such Selling Stockholder included therein in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, and will reimburse each Representative and each Underwriter and the Company for any legal or other expenses reasonably incurred by each such Underwriter and the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. Notwithstanding the foregoing, (i) in no event shall the liability of any Selling Stockholder under this Section 6 (b) exceed the proceeds received by such Selling Stockholder in connection with the sale of the Shares as contemplated hereunder and, (ii) the Selling Stockholders shall not be liable in any such case to the extent that any losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the information included under the headings "Underwriting" and "Legal Matters" in the Prospectus in reliance upon and in conformity with written information furnished to the Company by you or by or on behalf of any Underwriter through you specifically for inclusion therein;

          (c) The Representative and each of the Underwriters agree to indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the

Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company and each Selling Stockholder, within the meaning of the Act, from and against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, shall include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys, fees) to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged untrue statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth under the heading "Underwriting" and the identity of counsel to the Underwriter under the heading "Legal Matters" constitute the only information furnished in writing by the Underwriter for inclusion in the Registration Statement and Prospectus, as the case may be. This indemnity agreement will be in addition to any liability which the Representative and each of the Underwriters may otherwise have.

          (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is any underwriter or a person who controls any Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party, and in your reasonable judgment (based upon the written opinion of your counsel), it is advisable for such Underwriter or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such

Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys). No settlement of any action against an indemnified party for other than payment of money shall be made without the consent of the indemnified party, which shall not be unreasonably withheld.

7.   CONTRIBUTION.

     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a), (b) or (c) above is due in accordance with its terms but for any reason is held to be unavailable from the Company or each person who controls the Company or the Selling Stockholders or any Underwriter, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses (including, without limitation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or litigation, or any claim, but after deducting any contribution received from persons other than the parties hereto, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for the contribution) to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders, and the Underwriters, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in
Section 13 hereof, then each such indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholders and the Underwriters, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The Company, the Selling Stockholders and the Underwriters, shall be deemed to be in the same proportion as (a) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, bear to (b) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders, or the Underwriters, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the Selling Stockholders, or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Underwriter (except as otherwise agreed among the Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder and (ii) the Company and the Selling Stockholders shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section

11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation such party or parties may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit proceeding or claim settled without its written consent. The Underwriters' obligations to make contributions pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

8.   COSTS AND EXPENSES.

          (a) Whether or not this Agreement becomes effective or the sale of the Securities to you is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company, including but not limited to the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus and the Prospectus, as amended or supplemented, the fee of the National Association of Securities Dealers, Inc. ("NASD") in connection with the filing required by the NASD relating to the offering of the Securities contemplated hereby; all expenses, including reasonable fees (but not in excess of the amount set forth in Section 3(b)) and disbursements of counsel to you, in connection with the qualification of the Shares under the State Securities or Blue Sky Laws which you shall designate; the cost of printing and furnishing to you copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, the Warrant Agreement and the Blue Sky Memorandum; the cost of printing the certificates representing the Shares, the expenses of Company due diligence meetings and presentations (including your expenses in an amount not to exceed $30,000) and the expense (which shall not exceed $7,500) of placing one or more "tombstone" advertisements as directed by you. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to you hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement except as otherwise set forth in said Section.

          (b) In addition to the foregoing expenses, the Company shall at the First Closing Date pay to you the balance of a non-accountable expense allowance equal to 3% of the gross proceeds of the offering of the Firm Securities, of which $40,000 has been paid. In the event the over allotment option is exercised in part or in full, the Company shall pay to you at the Option Closing Date an additional amount equal to 3% of the gross proceeds received upon exercise of the over allotment option. In the event the transactions contemplated hereby are not consummated for any reason, the Company shall be liable for your actual accountable out-of-pocket expenses (with credit given to the $40,000 paid), including legal fees, provided however, that any portion of the $40,000 paid by the Company that has not been utilized by you in connection with the offering on an accountable basis shall be refunded by you to the Company; and further provided that if the contemplated transactions are not consummated by reason of breach by the Company of this Agreement or of any representation, warranty, covenant or condition contained herein, the Company shall be liable for your accountable out-of-pocket expenses up to a maximum of $85,000.

          (c) No person is entitled either directly or indirectly to compensation from the Company, from any Selling Stockholder, from any Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company and each Selling Stockholder agrees to indemnify and hold harmless the Representative and each Underwriter, and the Representative and each Underwriter agrees to indemnify and hold harmless, severally and not jointly, the Company and each Selling Stockholder, from and against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the indemnified party may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

9.   EFFECTIVE DATE.

     The Agreement shall become effective upon its execution, except that the Representative may, at your option, delay its effectiveness until the earlier to occur of 10:00 A.M., New York time on the first full business day following the Effective Date as the Representative in its discretion shall first commence the initial public offering by the Representative of any of the Shares. The time of the initial public offering shall mean the time of release by Representative of the first newspaper advertisement with respect to the Shares, or the time when the Shares are first generally offered by the Representative to dealers by letter or telecopier, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 6, 7, 8, 12, 13, 14 and 15 shall remain in effect notwithstanding such termination.

10.  TERMINATION.

          (a) This Agreement, except for Sections 6, 7, 8, 12, 13, 14 and 15, may be terminated at any time prior to the First Closing Date, and the option referred to in Section 2(b), if exercised, may be cancelled, at any time prior to the Option Closing Date, by the Representative if in its judgment it is impracticable to offer for sale or to enforce contracts made by the Representative for the resale of the Securities agreed to be purchased hereunder, by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally which are not in force and effect on the date hereof, (iv) a banking moratorium having been declared by federal of New York State authorities, or (v) an outbreak of major international hostilities or other national or international calamity having occurred.

          (b) If the Representative elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10 or in Section 9, the Company shall be promptly notified by the Representative, by telephone or facsimile transmission, confirmed by letter.

11.  REPRESENTATIVE'S WARRANTS.

     On the First Closing Date, the Company will issue to the Representative, for consideration of $100.00 and upon the terms and conditions set forth in the form of Representative's Warrants annexed as an exhibit to the Registration Statement, Representative's Warrants to purchase an aggregate of 100,000 Shares. In the event of conflict in the terms of this Agreement and the Representative's Warrants, the language of the Representative's Warrants shall control.

12.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     The respective indemnities, agreements, representations, warranties and other statements of the Company, and the Selling Stockholders, where appropriate, and you, set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Representative or any Underwriter, the Company or any of its officers or directors or any controlling persons and the Selling Shareholders and will survive delivery of and payment for the Shares and the termination of this Agreement.

13.  NOTICE.

     All communications hereunder will be in writing and, except as otherwise expressly provided herein, if sent to you, will be mailed, delivered or telecopied and confirmed to it at Joseph Charles & Associates, 9701 Wilshire Boulevard, Ninth Floor, Beverly Hills, California 90212, with a copy sent to David C. Roos, Esq., Berliner Zisser Walter & Gallegos, P.C., 1700 Lincoln Street, Suite 4700, Denver, CO 80203-4547, or if sent to the Company or the Selling Stockholders, will be mailed, delivered, or facsimile and confirmed to Ralph Armijo of NAVIDEC, Inc., with copy sent to Roger V. Davidson, Esq., Cohen Brame & Smith, 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203.

14.  PARTIES IN INTEREST.

     The Agreement herein set forth shall inure solely to the benefit of, and shall be binding upon, the Representative and the Underwriters, the Company, the Selling Stockholders and, to the extent expressed, any person controlling the Company, or you, and directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, the officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term

"successors and assigns" shall not include any purchaser of Securities from any Underwriter merely because of such purchase.

15.  APPLICABLE LAW.

     This Agreement will be governed by, and construed in accordance with, the laws of the State of California applicable to agreements made and to be entirely performed within California.

     If the foregoing is, in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                              Very truly yours,

                              NAVIDEC, INC.

                              By:
                                 -----------------------------------
                                 Ralph Armijo, President

                              SELLING STOCKHOLDERS:

The foregoing Underwriting
 Agreement is hereby                    By:
 confirmed and accepted                    -----------------------------------
 as of the date first                                     ,  Attorney-in-fact
 above written.                            ---------------

JOSEPH CHARLES & ASSOCIATES, INC.
 For itself and for the other
 several Underwriters listed in
 Schedule I to the foregoing
 Agreement.

By:
   --------------------------------

                               SCHEDULE I

            Underwriting Agreement dated _____________, _1996

                                                         Number of Firm
                                                              Units
Underwriter                                              to be Purchased
-----------                                              ---------------
Joseph Charles & Associates, Inc.


                                                          ---------------

                                                             1,000,000

                                  SCHEDULE II

                   Stock to be sold by Selling Stockholders

                                                              Number of
                                                                Shares
Name and Address of Selling Stockholder                        of Stock
                                                              ---------



      Total. . . . . . . . . . . . . . . . . . . . .